UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
July 31, 2014

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On July 31, 2014, Enova International, Inc. (“Enova”), a wholly-owned subsidiary of Cash America International, Inc. (the “Company”), filed a Registration Statement on Form 10 (the “Form 10”) with the Securities and Exchange Commission. As the Company previously announced, it has been evaluating potential strategic alternatives, including a tax-free spin-off, for the separation of Enova. If a spin-off occurs, the Company will be separated into two publicly traded companies: Enova International, Inc., which would own and operate the Company’s online lending business that comprises its E‑Commerce Division (or its e-commerce segment), and Cash America International, Inc., which would own and operate the Company’s storefront lending businesses that comprise its Retail Services Division (or its retail services segment). The Form 10 contains information about Enova, including preliminary information about the potential terms and conditions of a spin-off of Enova. The Form 10 will be revised and updated in future amendments.

The Company’s Board of Directors has not yet approved the separation, but if it is approved, a transaction could be completed in late 2014 or early 2015, subject to market, regulatory and other conditions, including, if the separation takes the form of a tax-free spin-off, the receipt of a private letter ruling from the Internal Revenue Service, an opinion from the Company’s tax counsel and a solvency opinion from an independent financial advisor. The Company currently expects that any spin-off would be in the form of a tax-free distribution of 80 percent of the Enova common stock to the Company’s shareholders.

The separation is subject to a number of conditions, including final approval by the Board of Directors of transaction specifics. In addition, external events beyond the control of the Company and Enova could impact the timing or occurrence of a separation. There can be no assurance that any separation or other transaction will occur or, if one does occur, there can be no assurance as to its form, terms or timing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013 and changes to the Company’s UK business practices as a result of adapting the Company’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	July 31, 2014	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President
General Counsel & Secretary